UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005 (December 22, 2005)
STERLING BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2550 North Loop West, Suite 600
Houston, Texas 77092
(Address of principal executive offices) (Zip Code)
(713) 466-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As discussed under Item 5.02 below, George Martinez has retired from the Board of Directors of Sterling Bancshares, Inc., a Texas corporation (the “Company”) effective as of December 31, 2005. In connection with his retirement from the Board, the Company and Mr. Martinez entered into an Amendment (the “Amendment”) to (a) the Employment Agreement between the Company and Mr. Martinez effective as of January 1, 2002 (the “Employment Agreement”), and (b) the Consulting Agreement between the Company and Mr. Martinez dated June 1, 2004 (the “Consulting Agreement”). Pursuant to the terms of the Amendment, Mr. Martinez will no longer be prohibited from providing consulting services to financial institutions operating in Texas. The Amendment also provides that the non-competition and non-solicitation covenants in the Employment Agreement will automatically terminate following a change of control of the Company. With the exception of the foregoing, the Amendment does not otherwise affect the continuing obligations of Mr. Martinez under the terms of the Consulting Agreement, or his post-termination obligations under the terms of the Employment Agreement. The Amendment is effective as of December 31, 2005.
     The above summary of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment filed herewith as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 22, 2005, the Company announced the retirement of Mr. Martinez from the Board of Directors effective as of December 31, 2005. The retirement of Mr. Martinez was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment and Consulting Agreements between Sterling Bancshares, Inc., a Texas corporation, and George Martinez, dated December 22, 2005.

99.1	Press Release dated December 22, 2005, announcing the retirement of Mr. George Martinez from the Board of Directors of Sterling Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.
Date: December 22, 2005	By:	/s /James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment and Consulting Agreements between Sterling Bancshares, Inc., a Texas corporation, and George Martinez, dated December 22, 2005.

99.1	Press Release dated December 22, 2005, announcing the retirement of George Martinez from the Board of Directors of Sterling Bancshares, Inc.